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Exhibit 99.1

FINANCIAL STATEMENTS

Kinexus Corporation

For the twelve months ended December 31, 2000
with Report of Independent Auditors

Kinexus Corporation

Financial Statements

For the twelve months ended December 31, 2000

[Ernst & Young LLP Letterhead]

Report of Independent Auditors

To the Shareholders of
Kinexus Corporation

        We have audited the accompanying statement of financial position of Kinexus Corporation (the "Company") as of December 31, 2000, and the related statements of operations, changes in shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinexus Corporation at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

February 28, 2001 New York, New York 10019

Kinexus Corporation

Statement of Financial Position

December 31, 2000

Assets
Current assets:
Cash and cash equivalents	$21,580,641
Accounts receivable (less allowance for doubtful accounts of $562,500) from related party	8,437,500
Accounts receivable	1,100,000
Prepaid expenses	482,622

Total current assets	31,600,763

Employee loan	439,587
Deposits	1,643,300
Property, equipment and software-cost	16,112,674
Less accumulated depreciation	(5,777,588)

Total assets	$44,018,736

Liabilities and shareholders' deficit
Current liabilities:
Accounts payable	$7,007,428
Accounts payable to related parties	192,293
Accrued interest	31,093
Accrued wages and benefits	1,058,334
Accrued other	2,487,270
Unearned revenue	8,933,333
Accrued professional fees	2,757,667
Note payable to related party	390,000

Total current liabilities	22,857,418

Series A convertible redeemable preferred, par value $0.00001; 1,000,000,000 preferred shares authorized, 150,000,000 designated as Series A convertible redeemable preferred; 104,321,626 shares issued and outstanding	63,991,660
Series B convertible redeemable preferred, par value $0.00001; 1,000,000,000 preferred shares authorized, 67,741,473 designated as Series B convertible redeemable preferred; 67,741,473 shares issued and outstanding	49,361,310

Total redeemable preferred	113,352,970

Shareholders' deficit:
Common stock, par value $0.00001; 500,000,000 shares authorized; 27,328,994 shares issued and outstanding	273
Additional paid in capital	13,619,661
Warrants	2,616,543
Accumulated deficit	(108,428,129)

Total shareholders' deficit	(92,191,652)

Total liabilities and shareholders' deficit	$44,018,736

See notes to financial statements.

Kinexus Corporation

Statement of Operations

For the twelve months ended December 31, 2000

Revenues
Fees for services	$1,260,999
Interest income	431,896

Total revenues	1,692,895
Expenses
Compensation and benefits	25,077,217
Consulting fees	11,500,761
Professional fees	9,871,261
Depreciation and amortization	2,445,766
Interest	1,827,488
Travel and entertainment	1,582,005
Occupancy	1,362,712
Communications	969,983
Manager fee	362,903
Office and other	2,051,481

Total expenses	57,051,577

Loss before extraordinary item	(55,358,682)
Extraordinary item—interest forgiven on payment of debt	224,088

Net loss	(55,134,594)
Dividends on preferred shares	(722,932)

Loss applicable to common shares	$(55,857,526)

Earnings (loss) per common share (basic and diluted):
Loss before extraordinary item	$(3.14)
Extraordinary item	0.01

Net loss	$(3.13)

Weighted average shares outstanding	17,854,915

See notes to financial statements.

Kinexus Corporation

Statement of Changes in Shareholders' Deficit

For the twelve months ended December 31, 2000

		Kinexus Corporation Shareholders (Deficit)/Equity
	The Witan Group, LLC Members' Equity
		Common Stock	Additional Paid-in-capital	Warrants	Accumulated Deficit	Totals
Balance at January 1, 2000	$44,379,404	$—	$—	$—	$(52,570,603)	$(8,191,199)
Capital contribution	19,000,000	—	—	—	—	19,000,000
Syndication costs related to capital contribution	(479,598)	—	—	—	—	(479,598)
Equity issued for services rendered	875,000	—	33,940	—	—	908,940
Warrants issued for services rendered	2,000,000	—	—	90,750	—	2,090,750
Deferred compensation	15,978,437	88	469,306	—	—	16,447,831
Conversion to C-corporation	(17,356,583)	185	15,356,398	2,000,000	—	—
Conversion to Series A convertible redeemable preferred	(64,396,660)	—	—	—	—	(64,396,660)
Redemption of warrants issued for services rendered	—	—	—	(1,916,800)	—	(1,916,800)
Warrants issued to creditors	—	—	—	1,187,093	—	1,187,093
Warrants issued in connection with equity financing	—	—	—	1,255,500	—	1,255,500
Assignment of a liability to a shareholder	—	—	600,000	—	—	600,000
Syndication costs related to capital contribution	—		(2,839,983)	—	—	(2,839,983)
Dividend accrued on Series B Preferred	—		—	—	(722,932)	(722,932)
Net loss	—	—	—	—	(55,134,594)	(55,134,594)

Balance at December 31, 2000	$—	$273	$13,619,661	$2,616,543	$(108,428,129)	$(92,191,652)

See notes to financial statements.

Kinexus Corporation

Statement of Cash Flows

For the twelve months ended December 31, 2000

Cash flows from operating activities
Net loss	$(55,134,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,445,766
Loss on disposal or impairment of facilities and equipment	617,071
Equity instruments issued in connection with equity financing and for services rendered	3,525,483
Non-cash compensation expense arising from stock awards	16,447,830
Extraordinary item—interest forgiven on debt	(224,088)
Changes in assets and liabilities:
(Increase)/decrease in:
Accounts receivable from related party, net of allowance	(8,437,500)
Accounts receivable	(1,100,000)
Prepaid expenses	(388,497)
Employee loan	(439,587)
Deposits	(1,159,506)
Increase/(decrease) in:
Accounts payable	1,472,897
Accounts payable to related parties	138,906
Accrued interest	605,112
Accrued wages & benefits	(331,266)
Accrued other	2,303,474
Unearned revenue	8,933,333
Accrued professional fees	2,072,771

Net cash used in operating activities	(28,652,395)

Cash flows from investing activities
Purchase of property, equipment and software	(10,878,581)

Net cash used in investing activities	(10,878,581)

See notes to financial statements.

Kinexus Corporation

Statement of Cash Flows (continued)

For the twelve months ended December 31, 2000

Cash flows from financing activities
Repurchase of common shares	$(405,000)
Payments on capital lease obligations	(89,837)
Payments on notes payable	(4,027,517)
Proceeds from issuance of notes payable	6,680,000
Capital contributions	59,000,000
Syndication costs	(3,271,473)

Net cash provided by financing activities	57,886,173

Increase in cash	18,355,197
Cash and cash equivalents—beginning of year	3,225,444

Cash and cash equivalents—end of year	$21,580,641

Supplemental cash flow disclosures
Interest paid	$81,740

Noncash investing and financing items

        During 2000, holders of convertible debt in the principal amount of $8,034,867 and $603,511 in accrued interest elected to exercise their conversion right and converted these amounts into series B preferred stock of the Company. A note payable with a principal balance of $600,000 was converted to equity upon assumption of the liability by the chairman of the Company.

Kinexus Corporation

Notes to Financial Statements

December 31, 2000

1.    Description of Business

        Kinexus Corporation ("Kinexus" or the "Company") markets a service to financial institutions that is used to aggregate financial data for affluent and high net worth customers and is sold on a subscription basis through private banks and boutique asset managers. The aggregated data is delivered over the Internet. Kinexus earns revenues based on the number of subscribers referred by each financial institution.

        Kinexus was previously known as "The Witan Group, Inc." and changed its name effective November 28, 2000. At the beginning of the year, The Witan Group, Inc. was organized as a limited liability company and was called "The Witan Group, LLC." As more fully discussed in Note 10, the Company converted to a C-Corporation on June 30, 2000.

2.    Summary of Significant Accounting Policies

General

        The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has sustained losses and negative cash flows from operations since inception. The Company's ability to meet its obligations in the ordinary course of business is dependent on the successful execution of potential customer agreements (or in the absence of such agreements, significantly reducing costs and expenditures) and its ability to deliver services in accordance with existing customer agreements, as well as its ability to implement cost reduction programs. While there can be no assurance, management believes that it will successfully execute its business plan for the year 2001. The Company received $17,000,000 and $59,000,000 in private equity financings in 1999 and 2000, respectively.

        The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered in the new and rapidly evolving markets for Internet products and services.

Use of Estimates

        Preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from those estimates.

Revenue Recognition

        Fees for services are recognized at the time services are rendered.

        Revenues are currently generated from aggregation services and services provided to family office clients of the Company.

        A component of the fees generated is setup fees. These are recognized over the life of the customer relationship, which is currently estimated to be three years.

        Revenues from aggregation services are recognized ratably over the term of the related agreements. Revenues from services not yet rendered are deferred and taken into income as earned,

and the deferred element is included in liabilities. The Company had deferred revenues of $8,933,333 as of December 31, 2000.

Allowance for Doubtful Accounts

        The Company maintains an allowance for doubtful accounts receivable based on the expected collectibility of all accounts receivables. The Company had an allowance for doubtful accounts receivable from related parties of $562,500 as of December 31, 2000.

Software Costs

        Kinexus accounts for the cost of software development in accordance with Statement of Position 98-1 ("SOP 98-l"), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." All development costs incurred prior to the application development stage for a software product are expensed as incurred. Development costs incurred during the application development stage through the date of general release of the software are capitalized and amortized over the estimated life of the software product. The estimated life of this software is nine months.

        The Company has incurred and expensed $5,847,639 of research and development costs for such software for the year ended December 31, 2000. The application development stage of version 1 of the Company's software product occurred in the fourth quarter of 1999. Version 2 of the product reached the application development stage during the first quarter of 2000. The capitalized software cost will be amortized over 9 months. The software was placed in service November 1, 2000. $3,260,489 of software costs was capitalized under this standard during the year ended December 31, 2000. The related accumulated amortization and amortization expense at and for the year ended December 31, 2000 was $680,087.

Property and Equipment

        Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are provided on a straight-line basis over estimated useful lives of depreciable assets. Useful lives for property and equipment are as follows:

Communications equipment	3-5 years
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	5 years
Purchased software	3 years
Internally developed software	9 months

        Improvements are capitalized, expenditures for maintenance and repairs are charged to expense as incurred.

Syndication Costs

        Syndication costs, including legal, travel and entertainment, consulting, and other related expenditures are offset against capital raised from existing shareholders or new shareholders. Similar costs related to active prospects are charged to Deferred Syndication Costs until such time as capital is contributed or the prospect is no longer active. All costs related to syndication for prospects that are no longer considered active are expensed as operating costs in the period that such determination is made.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand and other investments that are readily convertible into cash and have original maturities of three months or less.

Earnings (Loss) Per Share

        Basic earnings (loss) per share excludes any dilutive effects of options, warrants and convertible securities and is calculated using the weighted average number of shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of shares and equivalent shares outstanding during the period. All of Kinexus' common stock equivalents are excluded from diluted loss per share since their effect is antidilutive.

Stock-Based Compensation

        The Company accounts for its employee stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price of the stock option. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and non-employee board of director members and provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these transactions.

3.    Income Taxes

        Through June 30, 2000, the Company operated within a limited liability company that was treated as a partnership for income tax purposes. Under Federal, state and local income tax laws generally applicable to partnerships, the tax effects of the Company's activities during that period accrued directly to its members. Accordingly, no provision for, or benefit from, income taxes has been made for this period.

        Effective July 1, 2000, the Company was reorganized as a corporation. There is no provision for, or benefit from, income taxes during the period beginning July 1, 2000 and ending December 31, 2000 because the Company incurred losses for this period and all deferred tax assets arising on account of these losses have been fully offset with a valuation allowance.

        The difference between the effective tax rate and the U.S. Federal statutory rate of 35% is primarily attributable to the establishment of such valuation allowance against all deferred tax assets.

        The Company is reasonably expecting to generate a net operating loss for the period during which it was a corporation. Such net operating loss will expire in 2020.

4.    Property, Equipment and Software

        Property, equipment and software consist of:

Computer and communications equipment	$5,595,671
Furniture and fixtures	655,171
Leasehold improvements	1,923,874
Software	7,937,958

16,112,674
Less accumulated depreciation and amortization	(5,777,588)

Net property, equipment and software	$10,335,086

        Property and equipment depreciation expense including equipment under capital lease was $1,246,841 for the year ended December 31, 2000. Software amortization expense was $1,198,925 for the year ended December 31, 2000.

5.    Notes Payable

        Notes payable of the Company consist of the following:

        The following note is due on March 15, 2001. First Union Investors, Inc. is an investor in and a customer of the Company. The interest rate is 10%.

Accrued Lender	Date Issued	Principal	Interest
First Union Investors, Inc.	March 15, 2000	$390,000	$31,093

        The Company had a subordinated note payable to Perot Systems of $600,000. On September 20, 2000, an officer of Kinexus assumed the Company's liability to Perot Systems. This assumption of debt was accounted for as a contribution of capital.

6.    Commitments and Contingencies

Leases

        The Company leases certain office and storage space under non-cancelable lease agreements, which are reflected in the financial statements as operating leases. The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year at December 31, 2000.

        The Company's last capital lease expired on August 31, 2000. All obligations related to the capital leases have been fulfilled.

2001	$1,622,784
2002	1,615,377
2003	1,611,330
2003	1,612,130
2004	1,648,987
Thereafter	8,628,166

Total lease payments	$16,738,774

        Total rent expense for operating leases was $1,174,676 for the year ended December 31, 2000.

Other Commitments

        The Company is required under the terms of certain agreements with two shareholders to repurchase the shareholders' interests. The agreements to repurchase units vary between agreements and are required upon the attainment of certain funding levels or the passage of time. The commitment of the Company under these agreements is to repurchase 942,679 shares for $928,600 and 194,773 shares for $500,000.

Legal Proceedings

        There are presently no material claims filed against the Company, nor are there any material unasserted claims that the Company is aware of.

7.    Related Party Transactions

        Witan Management Company, as manager, received a management fee of $50,000 per month until June 1, 2000 when the management fee was reduced to $25,000. This management fee agreement was terminated on October 20, 2000. The Company expensed $362,903 related to this agreement in the year ended December 31, 2000. At the end of the year there was no outstanding balance owed to the Witan Management Company.

        MIC Real Estate, L.L.C., which is related by common ownership, receives a monthly license fee of $29,714 per month for real estate licensed by Kinexus. This arrangement began July 15, 2000. The Company expensed $164,865 in the year ended December 31, 2000.

        Kinexus contracted with LoBue Associates, Inc. ("LoBue") to provide development and other services to Kinexus. Kinexus and LoBue are related through common ownership. During the period, Kinexus paid to LoBue $398,457 and had outstanding obligations of $42,734 to LoBue at December 31, 2000.

        Kinexus obtained some of its air transportation through MIC Aircraft, L.L.C., a company affiliated through common ownership. Total expenses incurred under this arrangement amounted to $1,177,076 during the calendar year 2000, of which $64,395 is included in accounts payable to related parties at December 31, 2000. Effective at the close of the third round of financing, October 24, 2000 (See Note 10), MIC Aircraft, L.L.C. charged Kinexus the coach fare equivalent for each passenger.

        Kinexus funds benefits, payroll and other expenses for certain Morriss Holdings L.L.C. ("Morriss Holdings") controlled entities, which reimburse Kinexus for these payments. Morriss Holdings provides the same service for Kinexus. Morriss Holdings is related to the Company by common ownership. At December 31, 2000 Kinexus' total payable related to these items was $192,293.

        The CEO is indebted to the Company including interest, for $439,587 as of December 31, 2000. Interest will accrue at a rate of 5.5% per year. The loan matures on December 31, 2003, but may accelerate and become fully due upon the occurrence of certain events per the loan agreement.

        See Note 5 for related party information concerning notes payable.

8.    Segment Information

        The Company's chief operating decision-maker ("CODM") is considered to be the Company's CEO. The CODM evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements. Therefore, the Company operates in a single segment for purposes of disclosure under Statement of Financial Accounting Standards No. 131.

9.    Recent Accounting Pronouncements

        In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." This statement requires that companies recognize all derivatives as either assets or liabilities on the balance sheet and measure these instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement No. 133." This statement deferred the effective date of SFAS No. 133 to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS 138 "Accounting for Certain Derivative Instruments and Certain Hedging Activities" which made minor amendments to SFAS 133. The Company does not expect SFAS 133 to have a material effect on its financial position or results of operations.

10.  Shareholders' Deficit

Private Equity Financing—Second Round

        On March 15, 2000, the Company raised $19,000,000 of equity investment in a second private equity financing (the "Second Round"). A previous agreement with an existing member required the Company to repurchase 167,212 of Class A member interests for $480,000 upon completion of the Second Round. To satisfy this obligation, one of the Second Round investors purchased these units in an outside transaction.

Disposition of Class B and C LLC Member Interests

        As described in the 1999 financial statements, on December 3, 1999 the Company had issued 10,250,000 class B units to its manager and 5,637,500 class C units to a group of employees. These units had no initial capital value but were entitled to share in the profits of the Company earned after December 3, 1999. In the Second Round, the number of units was increased to 11,402,171 class B units and 6,350,680 class C units.

        These units were accounted for as stock appreciation rights. Accordingly, Kinexus recognized compensation expense for the year ended December 31, 2000 of $15,978,437, based on the growth in the value of the Company between December 31, 1999 and June 30, 2000. Upon the Company's conversion to a C-Corporation the units were converted to common stock and no further compensation expense was recorded with respect to these units.

Conversion to a C-Corporation

        In connection with the Second Round, Kinexus agreed to convert to a C-Corporation prior to the next financing round or September 30, 2000, whichever occurred first. On June 30, 2000 Kinexus converted to a C-Corporation.

Series A Preferred Stock

        Upon conversion of the Company from an LLC to a C-Corporation, existing Witan Group, LLC class A units were exchanged for an equal number of Series A Convertible Preferred shares ("Series A Preferred"). At December 31, 2000 the Company had 104,321,626 shares of Series A Preferred outstanding. All the holders of the Series A Preferred are entitled to receive dividends at the annual rate of 8% of the share price. Dividends are not cumulative and will not accrue unless declared by the Board of Directors of the Company. Dividends will be paid prior to and in preference to dividends on the common stock or any other preferred stock that is junior to the Series A Preferred.

        The Series A Preferred shares are convertible at the option of the holders into an equal number of shares of common stock ("Voluntary Conversion"). In addition, the Series A Preferred shall automatically convert into an equal number of shares of common stock upon an initial public offering ("Automatic Conversion"). The conversion ratio of 1:1 for both voluntary and automatic conversions is subject to upward adjustment if the Company subsequently issues additional common shares, convertible securities or options for consideration less than $1.1138 per share. Furthermore, the $1.1138 trigger will be reduced proportionately whenever such an event results in an increase in the conversion ratio.

        The holders of Series A Preferred vote together with the holders of common stock on an as-if-converted basis. The holders of Series A Preferred also have voting rights related to certain amendments to the Company's articles of incorporation.

        In the event of liquidation of the Company, holders of Series A Preferred not previously converted to common stock shall rank equal with the Series B Convertible Preferred Stock ("Series B Preferred") and shall be entitled to receive $1.1138 per share, subject to adjustment as described in the Series A Preferred Certificate of Designation, plus an amount equal to all declared but unpaid dividends, in preference to the holders of common stock. If, upon occurrence of such an event, the assets distributed among holders of Series A Preferred and Series B Preferred are insufficient to cover the combined liquidation preferences then the assets available for distribution will be distributed pro-rata between the Series A Preferred and Series B Preferred.

Private Equity Financing—Third Round

        On October 24, 2000 the Company executed a private equity financing (the "Third Round") that raised $48,638,378 consisting of:

  1.
  Issuance of 55,710,306 units of Series B Convertible Preferred Stock in exchange for $40,000,000 cash investment.

  2.
  Conversion of notes payable in the amount of $8,638,378 including accrued interest to 12,031,167 shares of Series B Convertible Preferred Stock.

        At December 31, 2000 the Company had 67,741,473 shares of Series B Preferred outstanding. Holders of the Series B Preferred are entitled to receive cumulative dividends in kind at the annual rate of 8% of the price per share, compounded on a semi-annual basis. Dividends will accrue regardless of whether declared and will be paid prior to and in preference to any dividend on any other class of stock of the Company, including the Series A Preferred.

        The Series B Preferred is convertible into common stock using a 1:1 conversion ratio. This conversion ratio is subject to upward adjustment if the Company does not complete an Initial Public Offering ("IPO") as follows:

  1.
  If the Company does not complete an IPO by December 31, 2001 the conversion ratio increases to 1:1.22463; and

  2.
  If the Company completes an IPO that is not a Qualified Public Offering by December 31, 2001, the conversion ratio increases to 1:1.10106. A Qualified Public Offering is a firm commitment underwriting, executed by a major bracketed underwriter with gross proceeds to the Company of at least $40,000,000 and a price per share of at least $2.154.

        In addition, the conversion ratio is subject to upward adjustment if the Company issues additional common shares, convertible securities or options for consideration less than $0.718 per share.

        The Series B Preferred shall automatically convert into common stock upon the written consent of holders of two-thirds of the outstanding shares of Series B Preferred or the consummation of a Qualified Public Offering.

        The Series B Preferred, plus any accrued but unpaid dividends, shall be redeemable at the option of the holders after the fifth anniversary of the closing of the Third Round or after the occurrence of an event of non-compliance defined as the breach of any material representation or warrant, failure to comply with any covenant or agreement contained in the Third Round closing documents or the bankruptcy or insolvency of the Company.

        The holders of Series B Preferred vote together with the holders of the Series A preferred and the holders of the common stock on an as-if-converted basis. The holders of Series B Preferred also have voting rights related to certain amendments to the Company's Articles of Incorporation.

        In the event of liquidation of the Company, holders of Series B Preferred not previously converted to common stock shall rank equal with Series A Preferred and shall be entitled to receive the amount of their purchase price per share, plus any accrued dividends, in preference to the holders of common stock. If, upon occurrence of such an event, the assets distributed among holders of Series B Preferred and Series A Preferred are insufficient to cover the combined liquidation preferences, the assets of the Company available for distribution will be distributed pro-rata between the Series B Preferred and Series A Preferred.

Redemption of Shares

        On November 6, 2000 pursuant to a repurchase agreement with an investor, the Company repurchased 141,085 shares of Series A Preferred for $405,000. (See similar commitments in Note 6.)

11.  Impairment of Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net undiscounted cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The fair value of the assets is determined by quoted market prices if available, or the best information available in the circumstances. For the year ended December 31, 2000 $617,071 was recognized as a special charge, included on the Statement of Operations in the Office and other caption. The fair value of the assets recognized as impaired was due to lost, damaged or obsolete equipment.

12.  Employee Compensation Plans

        The Company has adopted a variety of compensation plans for certain of its employees as well as for certain non-employee advisors. These plans are designed to facilitate a pay-for-performance policy, provide compensation commensurate with other leading technology companies and provide for internal ownership in order to align the interests of employees with long-term interests of the Company's shareholders. These plans are summarized below.

Stock Options

        The Company awarded 6,360,000 employee stock warrants on December 31, 2000, with an exercise price of $0.40. These options vest ratably after one, two, three and four years of continued employment, commencing with date of hire, and expire ten years from the date granted.

        The Company follows the intrinsic value method in accounting for its stock options. Had compensation cost been recognized based on the fair value at the date of grant for options granted in

2000, the pro forma amounts of the Company's net loss and net loss per share for the year ended December 31, 2000 would have been as follows:

Net loss applicable to common stock as reported	$(55,857,526)
Net loss applicable to common stock pro forma	$(55,892,985)
Basic and diluted loss per share as reported	(3.13)
Basic and diluted loss per share pro forma	(3.13)

        The estimated fair value of the Company's options granted during 2000 was $0.066 on the date of grant using the Black-Scholes option pricing model and the assumptions referred below.

Expected stock price volatility	100%
Risk free interest rate	6.45%
Expected annual dividend per share	$0.00
Term	10 years

Employee Awards

        The Company granted 8,801,121 shares of voting common stock to the CEO on December 29, 2000. These shares vest as follows: One-half on grant date, and the remainder over 17 months with accelerated vesting based on certain specified performance criteria. The fair value of these shares was estimated to be $0.08 per share. The Company recognized $469,393 of expense related to this award during 2000.

Non-employee Awards

        The Company awarded 1,375,000 of stock warrants to certain consultants on December 31, 2000, with an exercise price of $0.40. The Company incurred $90,750 of expense related to these stock options.

        The fair value of each warrant was estimated on the date of grant using the Black-Scholes option-pricing model. The following assumptions were used for 2000:

Expected stock price volatility	100%
Risk free interest rate	6.45%
Expected annual dividend per share	$0.00
Term	10 years

        The Company granted 848,500 shares of common stock at an issue price of $0.04 to outside advisors for services provided during the year ended December 31, 2000. The Company incurred $33,940 of expense related to this stock award.

13.  Computation of Net Loss Per Share

        Basic and diluted net loss per share is computed using the weighted average number of shares actually outstanding during the period. There are potentially dilutive securities outstanding, as follows:

Warrants/Options Issued in Connection With	Number	Exercise Price		Expiration Date
Notes payable(A)	2,167,334		$0.595201	March 15, 2005
Notes payable(B)	100,000		$0.01	September 7, 2005
Customer service agreement(C)	2,326,633 1,000,000 2,000,000	$ $	0.595201 0.718 Delay strike warrants	October 23, 2005
Employee options	6,360,000		$0.40	December 31, 2010
Non-employee	1,375,000		$0.40	December 31, 2010
Equity financing	2,250,000		$0.718	October 23, 2005
Vendor services	400,000		$0.718	August 18, 2005

(A)
Warrants issued in connection with notes payable equal to 1% of current shares outstanding before effects of the conversion, to creditors with an exercise price of $1,290,000 expiring March 15, 2005. At December 31, 2000 the Company calculated that this would represent 2,167,334 warrants issued with an exercise price of $0.595201.

(B)
Warrants issued in connection with an interest free bridge loan from a related party.

(C)
These warrants become exercisable when the customer delivers a certain quantity of subscribers. A total of 2,326,633 warrants will be issued upon the implementation of 32,500 subscribers over a two year period beginning October 1, 2000. As of December 31, 2000 zero subscribers have been implemented under the terms of this agreement. 1,000,000 warrants will be issued upon the implementation of 50,000 subscribers. As of December 31, 2000 30,000 subscribers have been implemented under the terms of this agreement. Two additional tranches of 1,000,000 warrants will be issued upon the implementation of 100,000 and 150,000 subscribers. The exercise price of these tranches will be the fair market value at the issue date.

        The following table sets forth the computation of basic and diluted earnings (loss) from continuing operations per common share:

Numerator:
Net loss	$(55,358,682)
Extraordinary gain	224,088
Preferred stock dividends	(722,932)

Net loss	(55,857,526)
Denominator:
Weighted average common shares—basic and diluted	17,854,915
Earnings (loss) per common share (basic and diluted):
Loss before extraordinary item	(3.14)
Extraordinary item	0.01

(3.13)

14.  Vulnerability Due to Revenue Concentration

        The Company executed a service level agreement with a major money center bank. This customer accounts for substantially all of the revenue for the Company. The loss of this customer would have a material adverse effect on the Company's financial condition and results of operations.

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  Exhibit 99.1
Contents
Report of Independent Auditors
Kinexus Corporation Statement of Financial Position December 31, 2000
Kinexus Corporation Statement of Operations For the twelve months ended December 31, 2000
Kinexus Corporation Statement of Changes in Shareholders' Deficit For the twelve months ended December 31, 2000
Kinexus Corporation Statement of Cash Flows For the twelve months ended December 31, 2000
Kinexus Corporation Statement of Cash Flows (continued) For the twelve months ended December 31, 2000
Kinexus Corporation Notes to Financial Statements December 31, 2000